Exhibit 99.1

SMTC Corporation Announces Rights Offering and Registered Direct Offering Totaling up to $14.6 Million

TORONTO, May 24, 2019 — SMTC Corporation (“SMTC” or the “Company”) (Nasdaq:SMTX), a global electronics manufacturing services provider, today announced that it intends to raise up to $14.6 million of aggregate gross proceeds via (i) a rights offering (the “Rights Offering”) to existing stockholders and the holders of the Company’s outstanding warrants (together, the “Holders”) as of the close of business on May 24, 2019 (the “Record Date”), to purchase up to approximately $9.1 million of shares of the Company’s common stock and (ii) a registered direct offering (the “Registered Direct Offering” and, together with the Rights Offering, the “Offerings”) of approximately $5.4 million of its common stock directly to certain investors (the “Registered Direct Offering Investors”), pursuant to a common stock purchase agreement (the “Purchase Agreement”) entered into between the Company and the Registered Direct Offering Investors.

SMTC ultimately intends to use the net proceeds from the Offerings to repay the $12.0 million of borrowings outstanding under its term loan B facility and the remainder, if any, for general corporate purposes.

Up to $9.1 Million Rights Offering

Under the proposed Rights Offering, the Company is distributing to Holders as of the Record Date, at no-charge, one non-transferable subscription right (each, a “Right”) to purchase one share of the Company’s common stock for each 8.2 shares of common stock owned by such Holder on the Record Date (the “Basic Subscription Privilege”).  Each Right will be exercisable at a price per share (the “Subscription Price”) equal to $3.14.  Pursuant to the terms of the Rights Offering, the Rights, in the aggregate, may be exercised for a maximum of $9,135,978 of subscription proceeds (the “Maximum Offering Amount”). If the Rights Offering is not fully subscribed and a Holder fully exercises its Basic Subscription Privilege, the Holder may also exercise its Rights to purchase common stock at the Subscription Price that was not subscribed for by other holders of Rights under the Rights Offering (the “Over-Subscription Privilege”). The Over-Subscription Privilege will be subject to proration to ensure that the aggregate gross proceeds raised in the Rights Offering do not exceed the Maximum Offering Amount. If any proration is necessary, subscriptions for shares subscribed for pursuant to the Over-Subscription Privilege will be prorated. No fractional shares will be issued.  The Subscription Price of $3.14 is a 15% discount to the 10-day volume-weighted average price of the company’s common stock on the Nasdaq Global Market as of May 14, 2019. All Rights will expire if they are not exercised by 5:00 PM Eastern Time on June 20, 2019, unless the Rights Offering is extended. There is no minimum number of Rights that must be exercised in the Rights Offering, no minimum number that any Holder must exercise, and no minimum number of shares of common stock that the Company will issue at the closing of the Rights Offering. Once made, all exercises of Rights are irrevocable.  The Company may extend the subscription period up to an additional thirty (30) days, at its sole discretion.

Neither the Company nor its board of directors is making any recommendation regarding Holders’ exercise of their Rights.

The Company has received verbal, non-binding commitments from Red Oak Partners LLC and Wynnefield Funds, the Company's largest stockholders, members of the Company's board of directors, and members of the Company's executive management team, who, in the aggregate, have expressed their intent to exercise their Rights to purchase at least approximately $3.5 million of common stock, which represents the maximum amount of their aggregate Rights under the Basic Subscription Privilege and approximately 38.0% of the total number of Rights available for purchase in the Rights Offering.

A shelf registration statement relating to the Rights and shares of common stock to be issued in the proposed Rights Offering upon exercise of the Rights was previously filed with the Securities and Exchange Commission (the “SEC”) and is effective. A prospectus supplement and accompanying prospectus describing the terms of the Rights Offering have been filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus relating to the Rights and shares of common stock to be issued in the proposed Rights Offering may be obtained for free by visiting the SEC’s website at www.sec.gov.

Holders should carefully read the prospectus supplement and accompanying prospectus describing the terms of the Rights Offering because they contain important information about the Company and the Rights Offering. The prospectus supplement and the accompanying prospectus, including the Rights Certificate and instructions about how to exercise and pay for the Rights exercised, will be mailed to all Holders as of the Record Date, commencing May 31, 2019, and simultaneously provided to all brokers, dealers, banks or other nominees for distribution to all beneficial Holders.

$5.4 Million Registered Direct Offering

On May 23, 2019, the Company entered into the Purchase Agreement with the Registered Direct Offering Investors to sell an aggregate of 1,732,483 shares of the Company’s common stock (the “Registered Direct Offering Shares”) at a public offering price per share of $3.14, for total gross proceeds of approximately $5.4 million. The offering of the Registered Direct Offering Shares was made without an underwriter or placement agent. The closing of the Registered Direct Offering is subject to the satisfaction of customary closing conditions, including the closing of the Rights Offering.

A shelf registration statement relating to the Registered Direct Offering Shares to be issued in the proposed Registered Direct Offering was previously filed with the SEC and is effective. A prospectus supplement and accompanying prospectus describing the terms of the Registered Direct Offering have been filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus relating to the Registered Direct Offering Shares to be issued in the proposed Registered Direct Offering may be obtained for free by visiting the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the Offerings, nor will there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The prospectus supplement and accompanying prospectus describing the terms of the Rights Offering is not an offer to sell the Registered Direct Offering Shares and the prospectus supplement and accompanying prospectus describing the terms of the Registered Direct Offering is not an offer to sell the Rights and shares of common stock to be issued in the proposed Rights Offering upon exercise of the Rights.

About SMTC

SMTC Corporation was founded in 1985 and acquired MC Assembly Holdings, Inc. in November 2018.  Following this acquisition, SMTC has more than 50 manufacturing and assembly lines in United States, China and Mexico which creates a powerful low-to-medium volume, high-mix, end-to-end global electronics manufacturing services (EMS) provider. With local support and expanded manufacturing capabilities globally, including fully integrated contract manufacturing services with a focus on global original equipment manufacturers and emerging technology companies, including those in the Defense and Aerospace, Industrial, Power and Clean Technology, Medical and Safety, Retail and Payment Systems, Semiconductors and Telecom, Networking and Communications; and Test and Measurement industries. As a mid-size provider of end-to-end EMS, SMTC provides printed circuit boards assemblies production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq Global Market under the symbol “SMTX” and was added to the Russell Microcap® Index in 2018. For further information on SMTC Corporation, please visit our website at www.smtc.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the proposed Offerings, the amount of proceeds expected from the proposed Offerings, the timing and certainty of completion of the Offerings, the expected participation of certain existing stockholders in the Rights Offering and the price per share at which Rights may be exercised in the Rights Offering. The risks and uncertainties relating to the Company and the Offerings include general market conditions, the Company’s ability to complete the Offerings on favorable terms, or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K, filed with the SEC on March 15, 2019, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. These documents contain important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this press release.